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                                                                    EXHIBIT 99.1


                       CLICK2LEARN, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                 THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                       JUNE 30,                          JUNE 30,
                                                                -----------------------          ------------------------
                                                                  2002            2001              2002            2001
                                                                -----------------------          ------------------------
                                                                       UNAUDITED                        UNAUDITED
                                                                -----------------------          ------------------------
Revenue:
     Tools                                                     $  1,236         $  1,805         $  2,495         $  3,826
     Content Services                                               875            5,267            1,729           10,895
     Platforms                                                    5,518            4,624           10,936            7,629
                                                               --------         --------         --------         --------
        Total revenue                                             7,629           11,696           15,160           22,350

Cost of Revenue:
     Tools                                                          287              450              682              936
     Content Services                                             1,334            4,657            3,549            9,787
     Platforms                                                    1,480              784            3,054            1,439
                                                               --------         --------         --------         --------
        Total cost of revenue                                     3,101            5,891            7,285           12,162

Gross Margin                                                      4,528            5,805            7,875           10,188

Operating Expenses:
     Research and development                                     2,404            2,142            4,685            4,483
     Sales and marketing                                          4,831            5,003            9,263            9,658
     General and administrative                                   1,436            1,597            3,485            3,234
     Employee severance and excess facility costs                    --               --            1,138               --
     Amortization of goodwill                                        --              312               --              551
                                                               --------         --------         --------         --------
              Total operating expenses                            8,671            9,054           18,571           17,926
Loss from operations                                             (4,143)          (3,249)         (10,696)          (7,738)
Gain on sale of assets                                               --               --              927               --
Other income (expense)                                               (3)              83               13              255
Loss from affiliate                                                 (75)            (100)            (150)            (200)
                                                               --------         --------         --------         --------
Net loss attributable to common stockholders                   $ (4,221)        $ (3,266)        $ (9,906)        $ (7,683)
                                                               ========         ========         ========         ========

Earnings per share, basic and diluted                          $  (0.17)        $  (0.17)        $  (0.41)        $  (0.42)
Weighted average of shares, basic and diluted                    24,271           18,762           24,235           18,403


Proforma information which excludes all revenue and costs related to custom development:

Total revenue                                                  $  7,602         $  7,393         $ 14,840         $ 13,358
Total cost of revenue                                             2,419            2,157            5,043            4,158
Gross Margin                                                      5,183            5,236            9,797            9,200
Operating Expenses                                                8,671            9,054           18,571           17,926
Loss from Operations                                             (3,488)          (3,818)          (8,774)          (8,726)
Proforma Net Loss                                              $ (3,566)        $ (3,835)        $ (7,984)        $ (8,671)

Proforma Earning per share, basic and diluted                  $  (0.15)        $  (0.20)        $  (0.33)        $  (0.47)
Proforma Weighted average of shares, basic and diluted           24,271           18,762           24,235           18,403
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